UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2008

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

of incorporation)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

On April 14, 2008, the Compensation Committee of the Board of Directors of Intel Corporation (the "Company") approved a form of restricted stock unit agreement that was used in connection with the grant of stock units to Paul S. Otellini pursuant to the Company's Executive Long Term Stock Program ("ELTSOP RSU Award"). The form of ELTSOP RSU Award agreement may also be used for other grants from time to time in the future.

The ELTSOP RSU Award is an incentive and retention award made pursuant to the Company's stockholder-approved 2006 Equity Incentive Plan (the "2006 Plan"). The form of ELTSOP RSU Award agreement sets forth the terms and conditions of restricted stock units pursuant to the 2006 Plan and the Company's ELTSOP RSU program. The following description is qualified by reference to the terms of the form of RSU agreement, a copy of which is filed with this Current Report on Form 8-K. The ELTSOP RSU Award is also subject to the terms of the 2006 Plan, a copy of which was filed as exhibit 10.1 to the Company's Form 8-K filed May 16, 2007.

The ELTSOP RSU Award agreement is subject to administration and interpretation by the committee of the Board of Directors designated pursuant to the 2006 Plan, or by its delegate. The ELTSOP RSU Award will vest 25% annually beginning five years after the date of grant, subject to continued employment. In the event of termination of employment other than upon death, Disablement or Retirement, the ELTSOP RSU Award will be cancelled as of the date of employment termination to the extent it is unvested.

The ELTSOP RSU Award also is subject to accelerated vesting upon the participant’s death or Disablement. If an ELTSOP RSU Award is partially vested upon a participant’s retirement at age 60 or older, the ELTSOP RSU Award will continue to vest following retirement in accordance with the vesting terms of the Notice of Grant. If an ELTSOP RSU Award is unvested at the time of a participant’s retirement at age 60 or older, the vesting terms will be accelerated so that 25% of the ELTSOP RSU Award will vest on the retirement date and the remaining RSUs will vest 25% on each of the next three anniversaries of the participant’s retirement date. Until shares are issued for vested ELTSOP RSU Awards, they do not provide any rights of a stockholder and do not accrue dividend equivalent rights. The ELTSOP RSU Award is not transferable.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

The following exhibit is filed as part of this Report:

Exhibit

Number	Description

99.1

Intel Corporation 2006 Equity Incentive Plan Terms and Conditions Relating to Restricted Stock Units Granted to Paul S. Otellini On April 17, 2008 under the Intel Corporation 2006 Equity Incentive Plan (under the ELTSOP RSU program)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: April 17, 2008	Cary I. Klafter Corporate Secretary